UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2026
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Abacus Global Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
333 South Garland Avenue, Suite 1500
Orlando, Florida 32801
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABX	New York Stock Exchange
9.875% Fixed Rate Senior Notes due 2028	ABXL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01. Regulation FD Disclosure.
Shareholder Letter
Abacus Global Management, Inc. (the “Company”) is furnishing this Current Report on Form 8-K (the “Report”) to attach a letter regarding the valuation update and mid-year outlook, dated August 24, 2026. A copy of this letter, which was distributed as a press release on August 24, 2026, is attached as Exhibit 99.1 to this Report and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The Company disclaims any inferences regarding the materiality of such information which otherwise may arise as a result of it furnishing such information under Item 7.01 of this Form 8-K.
Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated August 24, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Global Management, Inc.
(Registrant)

Date: August 24, 2026	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer